UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DBL Senior Care, Inc.
(Name of small business issuer in its charter)

Nevada	7299	20-8248213
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

925 Gardenia Circle
St. George, Utah 84790
(801) 615-1254
(Address and telephone number of principal executive offices)

925 Gardenia Circle
St. George, Utah 84790
(801) 615-1254
(Address of principal place of business or intended principal place of business)

Nascent Group, Inc.
1052 Las Palmas Entrada
Henderson, NV 89012
(702) 430-9166
(Name, address and telephone number of agent for service)

Copies to:
Wendy E. Miller, Esq.
2549B Eastbluff Dr. #437
Newport Beach, CA 92660

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ] _________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ]_________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ] _________________________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [   ]

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. [X]

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	$31,500.00	$0.05	$31,500.00	$1.24

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

DBL Senior Care, Inc.

630,000 Shares of Common Stock

DBL Senior Care, Inc. is registering an aggregate of 630,000 shares of its common stock that are to be sold, from time-to-time, by one or more of the selling stockholders.  The selling stockholders may only offer and sell common stock using this prospectus in transactions at a fixed offering price of $0.05 per share until a trading market develops in our common stock, at which time the selling stockholders may sell shares at prevailing market prices, which may vary, or at privately negotiated prices.  The proceeds from the sale of the shares will go directly to the selling stockholders and will not be available to us.  The selling stockholders are listed under "Selling Security Holders" on page 9.  Prior to this offering, there has been no public market for our common stock.

INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK.

SEE "RISK FACTORS" STARTING ON PAGE 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

	Shares Offered by Shareholders	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	1	$0.05	$0.00	$0
Total	630,000	$31,500.00	$0.00	$0

The information in this Prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the SEC becomes effective.  This Prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such state.

Resale transactions may not take place due to the absence of registration or applicable exemptions.  Apart from the States of Nevada and Utah, we have not made any determinations as to where such resale transactions may or may not occur.  Resale transactions in any States except Nevada and Utah require proper diligence on the part of the investor.

DBL Senior Care, Inc. does not plan to use this offering prospectus before the effective date.

The date of this Prospectus is January 9, 2008

PART I: INFORMATION REQUIRED IN PROSPECTUS

Summary Information and Risk Factors

The Company

DBL Senior Care, Inc. ("DBL" or the "Company") was incorporated in the State of Nevada on January 17, 2007.  DBL is a development stage company that plans to provide personal assistance services to patients in hospitals or nursing homes, the elderly, sick or any other such person who is physically unable to perform certain household chores or errands due to illness or other infirmity.  We seek to provide personal care and assistance that a sick or frail person would be unable to perform.  We are not a medical services company and will not perform any health care services or medical treatments on behalf of our potential clients.

Since our inception on January 17, 2007 to September 30, 2007, we did not generate any revenues and have incurred a cumulative net loss of $5,004.  We believe that the $31,500 in funds received from unregistered sales of our common equity is sufficient to finance our efforts to become fully operational and carry us through the next at least 12 months.  The capital raised in this offering has been budgeted to establish our infrastructure and to become a fully reporting company.  Unfortunately, there can be no assurance that the actual expenses incurred will not materially exceed out estimates or that cash flows received from providing our care and assistance services will be adequate to maintain our business.  As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors' report to the financial statements included in the registration statement.

We are attempting to become fully operational.  Our primary goal for the next three to six months is to generate awareness of our brand and service offerings.  Our management plans to evaluate various traditional media outlets, such as print media, as well as attempting to foster a grass-roots marketing campaign.  To date, however, we have not developed or implemented any marketing strategies.

We currently have two officers and directors, Debbie Barnum and Darrin Barnum, both of whom also act as our employees on a part-time basis.

As of the date of this Prospectus, DBL has 5,630,000 shares of $0.001 par value common stock issued and outstanding.

DBL's administrative office is located at 925 Gardenia Circle, St. George, Utah 84790, telephone (801) 615-1254.

DBL's fiscal year end is December 31.

The Offering

The offering consists entirely of shares offered by the selling stockholders.  We are offering no shares.  The selling stockholders are offering 630,000 shares, or 11.2%, of our issued and outstanding common stock as soon as practicable after this Registration Statement becomes effective.  The selling shareholders will sell at a price of $0.05 cents per share until the shares are quoted on the OTC Bulletin Board® or in another quotation medium and, thereafter, at prevailing market prices or privately negotiated prices.  To date, no effort has been made to obtain listing on the OTC Bulletin Board or any national stock exchange or association.  The company has not approached any broker/dealers with regard to assisting the company to apply for such listing.

Resale transactions may not take place due to the absence of registration or applicable exemptions.  Apart from the States of Nevada and Utah, we have not made any determinations as to where such resale transactions may or may not occur.  Resale transactions in any State except Nevada and Utah require proper diligence on the part of the investor.

The offering price of $0.05 for the common stock being registered for hereby is what the selling shareholders had paid for their shares.

All proceeds from sales of shares by the selling stockholders will go directly to the selling stockholders and none will be available to DBL Senior Care, Inc.

DBL Senior Care, Inc. has agreed to pay all costs and expenses relating to the registration of its common stock, but the selling stockholders will be responsible for any related commissions, taxes, attorney's fees and related charges in connection with the offer and sale of the shares.  The selling stockholders may sell their common stock through one or more broker/dealers, and such broker/dealers may receive compensation in the form of commissions.

DBL's Transfer Agent is Pacific Stock Transfer, 500 E. Warm Springs Road, Suite 240, Las Vegas, Nevada 89123, phone (702) 361-3033.

Summary Financial Information

The summary financial data are derived from the historical financial statements of DBL.  This summary financial data should be read in conjunction with "Management's Discussion and Plan of Operations" as well as the historical financial statements and the related notes thereto, included elsewhere in this prospectus.

Balance Sheets Data

September 30,
2007
Assets
Cash and equivalents	$31,696
Total assets	$31,696

Liabilities and Stockholders' Equity (Deficit)
Stockholders' equity:
Common stock	$5,630
Additional paid-in capital	31,070
(Deficit) accumulated during development stage	(5,004)
31,696
$31,696

Statements of Operations Data

January 17, 2007
(Inception) to
September 30, 2007

Revenue	$0

Expenses:
General and administrative expenses	5,045
Total expenses	5,045

Other income:
Other income	41
Total other income	41

Net (loss)	$(5,004)

Weighted average common shares outstanding	5,150,703

Net loss per common shares outstanding	$(0.00)

Risk Factors

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means.  Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF DBL FAILS TO COMMENCE ITS PLANNED OPERATIONS.

DBL was formed in January 2007.  We have no yet commenced planned principal operations and, thus, have no demonstrable operations record on which you can evaluate the business and its prospects.  DBL's prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development.  These risks include, without limitation, competition, the absence of ongoing revenue streams, inexperienced management and lack of brand recognition.  We cannot guarantee that we will be successful in accomplishing our objectives.  To date, we have not generated any revenues and we expect to continue to incur losses in the foreseeable future.  If DBL fails in its objective to provide personal care assistance to sick and elderly persons, we may be forced out of business, in which case investors may lose their entire investment.

OUR OFFICERS AND DIRECTORS WORK FOR US ON A PART-TIME BASIS AND HAVE NO EXPERIENCE IN MANAGING A PUBLIC COMPANY.  AS A RESULT, WE MAY BE UNABLE TO DEVELOP OUR BUSINESS AND MANAGE OUR PUBLIC REPORTING REQUIREMENTS.

Our operations depend on the efforts of Debbie Barnum, our President, Treasurer, director and employee, and Darrin Barnum, our Secretary, director and employee.  Both Mr. and Mrs. Barnum currently work for us on a part-time basis and expect to each devote approximately 10-20 hours per week to our business and are prepared to dedicate additional time to our operations, as needed.  Neither Mr. nor Mrs. Barnum have any experience related to public company management or as a principal accounting or principal financial officer and works for us only on a part-time basis.  Because of this, Mr. and Mrs. Barnum may be unable to develop our business and manage our public reporting requirements.  We cannot guarantee you that we will overcome any such obstacle, which may cause us to cease operations.

DBL MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

We have limited capital resources and, since our inception, have incurred a net loss and experienced negative cash flows.  To date, we have funded our operations from the sale of equity securities and have not generated cash from our operations.  Although we believe we have enough capital to commence and continue our operations for the next approximately 12 months, unless we begin to generate sufficient revenues from providing our care and assistance services to finance operations as a going concern, we may experience liquidity and solvency problems.  Such liquidity and solvency problems may force us to go out of business if additional financing is not available.  We have no intention of liquidating.  In the event our cash resources are insufficient to continue operations, we intend to raise addition capital through offerings and sales of equity or debt securities.  In the event we are unable to raise sufficient funds, we will be forced to go out of business and will be forced to liquidate.  A possibility of such outcome presents a risk of complete loss of investment in our common stock.

DBL'S INDEPENDENT AUDITORS HAVE QUALIFIED THEIR REPORT TO EXPRESS SUBSTANTIAL DOUBT ABOUT OUR COMPANY'S ABILITY TO CONTINUE AS A GOING CONCERN.

DBL has yet to commence its planned principal operations.  As of the date of this Prospectus, DBL has had only limited start-up operations and generated no revenues.  Taking these facts into account, DBL's independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors' report to the financial statements included in the registration statement, of which this prospectus is a part.  If DBL's care and assistance business fails, our investors may face a complete loss of their investment.

BECAUSE OF COMPETITIVE PRESSURES FROM COMPETITORS WITH MORE RESOURCES MCI MAY FAIL TO IMPLEMENT ITS BUSINESS MODEL PROFITABLY.

We are entering a highly competitive market segment.  Our expected competitors include larger and more established companies.  To the best of our management's knowledge, some of our competitors include housekeeping services, personal concierges and other personal assistance and delivery services that range in size from sole proprietorships to national franchises, such as Merry Maids.  Generally, our competitors have longer operating histories, significantly greater financial and marketing resources, as well as greater name recognition.  Therefore, many of these competitors may be able to devote greater resources than we are capable of to attracting a larger base of clients and contractors.  Increased competition could result in lower than expected operating margins or loss of market share, any of which would materially and adversely affect our business, results of operation and financial condition.

OUR INTERNAL CONTROLS MAY BE INADEQUATE, WHICH COULD CAUSE OUR FINANCIAL REPORTING TO BE UNRELIABLE AND LEAD TO MISINFORMATION BEING DISSEMINATED TO THE PUBLIC.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting.  As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

CHANGES IN CONSUMER PREFERENCES COULD REDUCE DEMAND FOR OUR SERVICES.

Any change in the preferences of elderly and infirm persons, our primary target demographic, that we fail to anticipate could reduce the demand for our assistance and care services that we intend to provide.  Failure to anticipate and respond to changes in consumer preferences and demands could lead to, among other things, customer dissatisfaction, failure to attract demand for our services, inefficient advertising and marketing methods and lower profit margins.

IF WE ARE UNABLE TO ATTRACT EMPLOYEES OR THIRD PARTY CONSULTANTS, WE MAY BE UNABLE TO EXECUTE OUR PLANNED OPERATIONS.

Our business is to provide personalized care to typically elder or sick individuals that need assistance outside of medical treatment.  We will be significantly reliant upon our ability to attract and retain individuals who possess the skills, experience and patience necessary care for those in our target market.  We compete generally for personnel with temporary healthcare staffing companies and other temporary staffing agencies.  We must establish and continually expand a network of care providers to keep pace with the needs of those who may require our services.  We may be unable to recruit and maintain a sufficient core of individuals, decreasing the potential for growth of our business.  Without such individuals, we will be unable to execute our business plan.

OUR BUSINESS WILL SUFFER IF WE ARE UNABLE TO SECURE AND SATISFY DEMAND FOR OUR SERVICES.

We do not have long-term agreements or exclusive guaranteed contracts with any clients.  The success of our business depends upon our ability to continually secure new service requests and to fill those demands with professional care providers.  If we fail to maintain positive relationships with clients, we may be unable to generate new service requests and our business will be adversely affected.

IF WE WERE TO BECOME SUBJECT TO THE REGULATIONS GOVERNING HEALTHCARE PROVIDERS, WE MAY SUFFER PENALITIES, FINES AND/OR CEASE OPERATIONS.

Our management is not aware of any current or pending regulations or legislation that we are subject to.  We are a provider of non-medical care and assistance.  Although we do not purport to be a healthcare concern, there can be no assurance that certain actions or activities we may undertake will not be classified as medical-related.  The healthcare industry is subject to extensive and complex federal and state laws and regulations related to professional licensure, conduct of operations, payment for services and payment for referrals.  If we fail to abstain from medical or healthcare services, we may become subject to certain laws and regulations that are not skilled or licensed to perform under and we could suffer civil and/or criminal penalties or be subject to injunctions or cease and desist orders.

WE MAY BE LEGALLY LIABLE FOR DAMAGES RESULTING FROM MISTREATMENT OF OUR CLIENTS.

Because we are in the business of placing our employees or third party contractors in the homes and workplaces of elderly or infirm individuals, we may be subject to possible claims by our employees and contractors, alleging discrimination, sexual harassment, negligence and other similar activities.  In addition, we may become subject to claims related to torts or crimes committed by the professionals we seek to employ.  The cost of defending such claims, even if groundless, could be substantial and the associated negative publicity could adversely affect our ability to conduct business in the future.  We currently do not carry professional liability insurance to mitigate these risks.  If we are unable to obtain and maintain adequate insurance coverage at a reasonable cost, or if potential insurers deny coverage, we may be exposed to substantial liabilities that could force us out of business.

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION-MAKING BECAUSE THE PRINCIPAL STOCKHOLDERS, OFFICERS AND DIRECTORS OF DBL CONTROL THE MAJORITY OF OUTSTANDING STOCK IN MCI.

Our directors and executive officers beneficially own approximately 88.8% of the outstanding common stock.  This concentration of ownership limits the power to exercise control by the minority shareholders that will have purchased their stock in this offering.  As a result, this stockholder could exercise control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions.  In addition, the concentration of control may inhibit a change of control and may adversely affect the market price of our common stock, to the extent a market develops.

CONFLICTS OF INTEREST FACED BY THE TOP MANAGEMENT OF MCI MAY JEOPARDIZE THE BUSINESS CONTINUITY OF DBL.

Mr. and Mrs. Barnum, our officers and directors, may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, our officers may face a conflict in selecting between DBL and their other business interests.  We do not believe that either Mr. or Mrs. Barnum will not consider entering a similar line of business as we conduct; however, there can be no assurance of this.  DBL has not formulated a policy for the resolution of such conflicts.

WE ARE DEPENDENT UPON OUR OFFICERS AND DIRECTORS, THE LOSS OF EITHER OR BOTH MAY FORCE US OUT OF BUSINESS.

The operations of DBL Senior Care, Inc. depend substantially on the skills and experience of Debbie Barnum and Darrin Barnum.  Without employment contracts, we may lose these individuals to other pursuits without sufficient warning and, consequently, go out of business.

THE COSTS AND EXPENSES OF SEC REPORTING AND COMPLIANCE MAY INHIBIT OUR OPERATIONS.

After the effectiveness of this registration statement, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.  The costs of complying with such requirements may be substantial.  In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit out ability to continue our operations.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES IN OUR COMPANY BECAUSE THERE IS NO PUBLIC MARKET FOR OUR STOCK.

There is no public market for our common stock.  Our common stock is currently held amongst a small community of shareholders.  Therefore, the current and potential market for our common stock is limited.  Although we expect to undertake steps that would create a publicly traded market for our stock, the liquidity of our shares may be severely limited.  DBL cannot guarantee that a meaningful trading market will develop.

If the stock ever becomes tradable, the trading price of DBL's common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control.  In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of our stock.

OUR COMMON STOCK MAY NOT BE TRANSFERRABLE WITHOUT MEETING SECURITIES REGISTRATION REQUIREMENTS OR EXEMPTION THEREFROM.

We have not blue skied our securities in any jurisdiction and have not identified any exemptions from registration.  As a result, investors in our common stock may have difficulty selling their shares unless they are able to register their shares or find an exemption therefrom.  Furthermore, broker-dealers may be unwilling or unable to act on behalf of investors in our common stock unless or until the shares are registered, or an applicable exemption from registration is identified, in certain states in which our common stock may be offered or sold.

INVESTORS MAY BE UNABLE TO SELL THEIR SHARES WITHOUT COMPLYING WITH "BLUE SKY" REGULATIONS.

Each state has its own securities laws, also known as blue sky laws, which, in part, regulates both the offer and sale of securities.  In most instances, offers or sales of a security must be registered or exempt from registration under these blue sky laws of the state or states in which the security is offered and sold.  The laws and filing or notification requirements tend to vary between and among states.  Sales by the selling shareholders may occur in Nevada and Utah.  Apart from the States of Nevada and Utah, we have not made any determinations as to where such resale transactions may or may not occur.  Resale transactions in any State except Nevada and Utah require proper diligence on the part of the investor.  Investors should consult an attorney or a licensed investment professional prior to delving into blue sky laws.  Failure to comply with applicable securities regulations may lead to fines or imprisonment.

INVESTORS MAY HAVE DIFFICULTY LIQUIDATING THEIR INVESTMENT BECAUSE MCI STOCK IS SUBJECT TO PENNY STOCK REGULATION.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, customers in Company securities may find it difficult to sell their securities, if at all.

Special Note Regarding Forward-Looking Statements

This Prospectus contains forward-looking statements, including statements concerning possible or assumed future results of operations of DBL and those preceded by, followed by or that include the words "may," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms and other comparable terminology.  Investors should understand that the factors described below, in addition to those discussed elsewhere in this document could affect our future results and could cause those results to differ materially from those expressed in such forward-looking statements.

Use of Proceeds

All of the shares being registered in this registration statement are issued and outstanding and held by the selling shareholders.  The selling security holders will receive the net proceeds from the resale of their shares.  We will not receive any of the proceeds from the sale of these shares, although we have agreed to pay the expenses related to the registration of such shares.

Determination of Offering Price

As there is no public market in the shares, we used the price of $0.05 per share, which is what the selling shareholders had paid for their shares, as the benchmark offering price.  The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value.  The price does not bear any relationship to our assets, book value, historical earnings or net worth.  The selling shareholders will sell at a price of $0.05 per share until the shares are quoted on the OTC Bulletin Board® or in another quotation medium and, thereafter, at prevailing market prices or at privately negotiated prices.  To date, no effort has been made to obtain listing on the OTC Bulletin Board or any national stock exchange or association.  The Company has not approached any broker/dealers with regard to assisting the Company to apply for such listing.

Selling Security Holders

The following table sets forth (i) the number of outstanding shares, beneficially owned by the selling stockholders prior to the offering; (ii) the aggregate number of shares offered by each such stockholder pursuant to this prospectus; and (iii) the amount and the percentage of the class to be owned by such security holder after the offering is complete:

Name of Owner of Common Stock	Number of Shares Owned before the Offering (1)	Number of Shares Offered by Selling Shareholders	Number of Shares Owned after the Offering	Percentage of Shares Owned after the Offering (2)

Jeff Adams	10,000	10,000	0	0
Weston Adams	10,000	10,000	0	0
Douglas Albright	25,000	25,000	0	0
Dennis Barton	60,000	60,000	0	0
James Barton	60,000	60,000	0	0
Christian Bearnson	60,000	60,000	0	0
Scott Bleazard	10,000	10,000	0	0
Richard Guerin	60,000	60,000	0	0
Karl Hugh	20,000	20,000	0	0
John Jacobs, Jr.	60,000	60,000	0	0
Michael McLeod	5,000	5,000	0	0
Jamie McNolty	60,000	60,000	0	0
Janell Spriegel	10,000	10,000	0	0
Gregory Walker	10,000	10,000	0	0
Clint Waters	80,000	80,000	0	0
Robert J. and
Marilyn C. Whitaker	40,000	40,000	0	0
Robert B. Whitaker	40,000	40,000	0	0
Anthony F. and Laurie
A. Wright 2006
Family Trust (3)	10,000	10,000	0	0

Total (18 persons)	630,000	630,000	0	0.00%

Footnotes:

1.

In August 2007, we sold 630,000 shares of our common stock to the eighteen aforementioned shareholders.  The shares were issued at a price of $0.05 per share for total cash in the amount of $31,500.  The shares bear a restrictive transfer legend.  This August 2007 transaction (a) involved no general solicitation, (b) involved less than thirty-five non-accredited purchasers and (c) relied on a detailed disclosure document to communicate to the investors all material facts about DBL Senior Care, Inc., including an audited balance sheet and reviewed statements of income, changes in stockholders' equity and cash flows.

2.

Assumes the offering of all 630,000 offered in this prospectus.

3.

Anthony Wright is the trustee of the Anthony F. and Laurie A. Wright 2006 Family Trust.

None of the selling stockholders has been affiliated with DBL Senior Care, Inc. in any capacity in the past three years.

None of the selling stockholders is a broker/dealer nor an affiliate of a broker/dealer.

Plan of Distribution

There is no public market for our common stock.  Our common stock is currently held amongst a small community of shareholders.  Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited.  To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association.  We have not identified or approached any broker/dealers with regard to assisting us apply for such listing.  We are unable to estimate when we expect to undertake this endeavor.  In the absence of being listed, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop.  DBL Senior Care, Inc. cannot guarantee that a meaningful trading market will develop.

If the stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control.  As a result, investors may be unable to sell their shares at or greater than the price they are being offered at.

The selling stockholders may only offer and sell, from time to time, common stock using this prospectus in transactions at a fixed offering price of $0.05 per share until a trading market develops in our common stock, at which time the selling stockholders may sell shares at market prices, which may vary, or at negotiated prices.  The selling stockholders may use broker/dealers to sell their shares.  The broker/dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares.

The selling stockholders may transfer the shares by means of gifts, donations and contributions.  This prospectus may be used by the recipients of such gifts, donations and contributions to offer and sell the shares received by them, directly or through brokers, dealers or agents and in private or public transactions; however, if sales pursuant to this prospectus by any such recipient could exceed 500 shares, than a prospectus supplement would need to be filed pursuant to Section 424(b)(3) of the Securities Act to identify the recipient as a Selling Stockholder and disclose any other relevant information.  Such prospectus supplement would be required to be delivered, together with this prospectus, to any purchaser of such shares.

The selling stockholders may offer their shares at various times in one or more of the following transactions:

1.

In the over-the-counter market;

2.

On any exchange on which the shares may hereafter be listed;

3.

In negotiated transactions other than on such exchanges;

4.

By pledge to secure debts and other obligations;

5.

In connection with the writing of non-traded and exchange-traded call options, in hedge transactions, in covering previously established short positions and in settlement of other transactions in standardized or over-the-counter options; or

6.

In a combination of any of the above transactions.

Some of the selling stockholders may be eligible and may elect to sell some or all of their shares pursuant to additional exemptions to the registration requirements of the Securities Act, including but not limited to, Rule 144 promulgated under the Securities Act, rather than pursuant to this Registration Statement.

Under certain circumstances the selling stockholders and any broker/dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of the Securities Act.  Any commissions received by such broker/dealers and any profits realized on the resale of shares by them may be considered underwriting discounts and commissions under the Securities Act.  The selling stockholders may agree to indemnify such broker/dealers against certain liabilities, including liabilities under the Securities Act.

The selling stockholders will also be subject to applicable provisions of the Exchange Act and regulations under the Exchange Act, which may limit the timing of purchases and sales of the shares by the selling stockholders.  Furthermore, under Regulation M under the Exchange Act, any person engaged in the distribution or the resale of shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution.  All of the above may affect the marketability of the securities and the availability of any person or entity to engage in market-making activities with respect to our common stock.

The selling stockholders will pay all commissions, transfer fees, and other expenses associated with the sale of securities by them.  The shares offered hereby are being registered by us, and we have paid the expenses of the preparation of this prospectus.  We have not made any underwriting arrangements with respect to the sale of shares offered hereby.

We do not intend to engage in any distribution efforts on behalf of any of the holders of our common stock other than providing for registration of the securities registered for sale with the U.S. Securities and Exchange Commission.

Each of the selling stockholders is acting independently of us in making decisions with respect to the timing, price, manner and size of each with the distribution of the shares.  There is no assurance, therefore, that the selling stockholders will sell any or all of the shares.  In connection with the offer and sale of the shares, we have agreed to make available to the selling stockholders copies of this prospectus and any applicable prospectus supplement and have informed the selling stockholders of the need to deliver copies of this prospectus and any applicable prospectus supplement to purchasers at or prior to the time of any sale of the shares offered hereby.

Legal Proceedings

Our officers, employees and directors have not been convicted in a criminal proceeding, exclusive of traffic violations.

Our officers, employees and directors have not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

Our officers, employees and directors have not been convicted of violating a federal or state securities or commodities law.

There are no pending legal proceedings against us.

No director, officer, significant employee or consultant of DBL Senior Care, Inc. has had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

Directors, Executive Officers, Promoters and Control Persons.

Directors, Executive Officers, Promoters and Control Persons

DBL Senior Care, Inc.'s directors were elected by the stockholders to a term of one (1) year and serves until his successor is elected and qualified.  The officers were appointed by the Board of Directors to a term of one (1) year and serves until their successors are duly elected and qualified, or until they are removed from office.  We are authorized to appoint not less than one, without limitation to the maximum amount of individuals, director to the Board of Directors.  We currently have no plans for adding any additional directors to our board.  The Board of Directors has no nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officers and directors as of the date of this Prospectus:

Name	Position	Period of Service (1)

Debbie Barnum(2)	President, Treasurer, CEO and Director	January 2007 - 2008

Darrin Barnum(2)	Secretary and Director	January 2007 - 2008

Notes:

1.

All directors will hold office until the next annual meeting of the stockholders, which shall be held in January of 2008, and until successors have been elected and qualified.  Our officers were appointed by the Board of Directors and will hold office until they resigns or are removed from office.

2.

The officers and directors of DBL Senior Care have obligations to entities other than the Company.  The Company expects each individual to spend approximately not less than 10 hours per week on the Company's business affairs, or as needed.  At the date of this prospectus, we are not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

Background of Directors, Executive Officers, Promoters and Control Persons

Debbie Barnum, President:  Between 1997 and 2000, Mrs. Barnum performed a number of duties, beginning as a cashier and increasing in responsibility to accounting, customer service manager and eventually as department manager.  From 2000 to 2003, as a sole proprietor she cared for and assisted elderly persons in the capacities that DBL Senior Care seeks to provide.  She provided companionship, prepared meals, transportation and ran general errands, as necessary.  From 2003 to 2005, Mrs. Barnum was a high limit host at Atlantis Casino and Resort, where she provided individualized guest services and other complementary duties.  In 2005, she returned to providing care to the elderly and infirm as a sole proprietor, and continues to do so today.  Mrs. Barnum is responsible for a comprehensive range of responsibilities as a caregiver.

Darrin Barnum, Secretary:  Mr. Barnum has served as an assistant manager at Wal-Mart from 1993 through the present.  His responsibilities include, without limitation, supervising approximately 40 associates at any given time, as well as manage the daily operations of the store.  In December 2006, Mr. Barnum joined his wife, Debbie Barnum, the President of DBL Senior Care, in the elderly care business.

Family Relationships

Debbie Barnum and Darrin Barnum are married.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of DBL Senior Care, Inc.'s common stock by all persons known by DBL to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group.  Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Percent of Class
			Before Offering	After Offering(3)

Common	Debbie Barnum, President and Director	2,500,000	44.4%	44.4%

Common	Darrin Barnum, President and Director	2,500,000	44.4%	44.4%

	All Directors and Officers as a group (2 persons)	5,000,000	88.8%	88.8%

Notes:

1.

The address of each executive officer and director is c/o DBL Senior Care, Inc., 925 Gardenia Circle, St. George, Utah 84790.

2.

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3.

Assumes the sale of the maximum amount of this offering (630,000 shares of common stock) by the selling stockholders.  The aggregate amount of shares to be issued and outstanding assuming a maximum offering is 5,630,000.

Description of Securities

DBL Senior Care, Inc.'s authorized capital stock consists of 70,000,000 shares of common stock, having a $0.001 par value, and 5,000,000 shares of preferred stock, having a $0.001 par value.

The holders of DBL's common stock:

1.

Have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by our Board of Directors;

2.

Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

3.

Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.

Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non assessable.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

We have no current plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.  The Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the law of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders.  Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights.  Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal.  For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders.  In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.  Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock.  The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

Non-Cumulative Voting

Holders of shares of DBL Senior Care, Inc.'s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of DBL's directors.

Cash Dividends

As of the date of this Prospectus, DBL Senior Care, Inc. has not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of DBL's board of directors and will depend upon DBL's earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is the present intention of DBL not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in DBL's business operations.

Reports

1.

After this offering, DBL Senior Care, Inc. will furnish its shareholders with audited annual financial reports certified by DBL's independent accountants.

2.

After this offering, DBL will file periodic and current reports required by the Securities Exchange Act of 1934 with the Securities and Exchange Commission to maintain the fully reporting status.

3.

The public may read and copy any materials DBL files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Our SEC filings will be available on the SEC Internet site, located at http://www.sec.gov.

Interest of Named Experts and Counsel

Legal Matters

The validity of the shares of common stock that we are registering hereby will be passed upon for us by Wendy E. Miller, Esq., Newport Beach, California, who holds no interest in our common stock.

Experts

Moore & Associates, LLC independent registered public accounting firm, have audited our financial statements at September 30, 2007, as set forth in their report.  We have included our financial statements in this prospectus and elsewhere in the registration statement in reliance on Moore & Associates, LLC's report, given on their authority as experts in accounting and auditing.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Indemnification of Directors and Officers

DBL Senior Care, Inc.'s Articles of Incorporation, its Bylaws, and certain statutes provide for the indemnification of a present or former director or officer.  See Item 24 "Indemnification of Directors and Officers."

The Securities and Exchange Commission's Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or Bylaws, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Organization Within Last Five Years

DBL Senior Care, Inc. was incorporated in Nevada on January 17, 2007.

Please see "Recent Sales of Unregistered Securities" on page 35 for our capitalization history.

Description of Business

Business Development and Summary

DBL Senior Care, Inc. was incorporated in the State of Nevada on January 17, 2007.  We are a development stage company with the goal of providing care, assistance and companionship to elderly, infirm or other home-bound individuals.  We have initiated our development and start-up activities, but have not yet commenced planned principal operations.  As of the date of this prospectus, we have generated no revenues.

Our administrative office is located at 925 Gardenia Circle, St. George, Utah 84790.

Our fiscal year end is December 31.

Business of Issuer

Principal Services and Principal Markets

We plan to provide personal assistance services to patients in hospitals or nursing homes, the elderly, sick or any other such person who is physically unable to perform certain household chores or errands due to illness or other infirmity.  We are not a provider of medical services; rather, we seek to provide personal care and assistance that a sick or frail person would be unable to perform on their own.  Such services encompass any errand or odd job that a client would desire including, but not limited to, laundry, grocery shopping, cooking, cleaning or simply providing companionship.  We do not, however, intend to provide any health or medical-related service, or to replace or supplement medical personnel.  Instead, it is our objective to provide general personal services when family and friends cannot and that medical care-givers will not.  Initially, we plan to focus our efforts on the Southern Utah and Southern Nevada areas, as our base of operations is located nearby.

We believe it is important that the persons we employ or contract to perform services on our behalf are personable, patient and able to provide a high level of customer care and assistance.  We plan to ensure the professionals we hire are drug tested and thoroughly screened, through the performance of background and work reference checks, to screen applicants for any criminal activity and drug abuse.  Our management will undertake all screening, hiring and placement activities.  We then plan to be able to provide potential clients, upon request, with profiles of possible candidates that include a synopsis of their educational background and prior work experience.

Distribution Methods of the Services

We are currently in the process of establishing a base of operations as a personal care provider.  We have no methods of distribution in place, nor have we begun to provide services to any customer.  While we have no methods of distribution in place, we believe we will need to focus on recruiting individuals to provide our services to prospective customers.

Industry background and competition

We are a small, start-up company that has not generated any revenues and lacks a base of both clients and personal care providers.  We compete primarily against companies that specialize in providing personal care to individuals, such as personal concierges, housekeepers and personal assistants.  There are approximately 8 companies in the Southern Nevada and Southern Utah regions providing services that significantly overlap those we intend to provide.  All of our competitors have longer operating histories, established client relationships and greater financial, management and marketing resources than we do.  More established firms have a greater supply of available employees and contractors, substantial word-of-mouth referrals and established brand names, enabling them to attract a consistent flow of new customers and employees.

To the extent competitors seek to gain or retain market share by reducing prices or increasing marketing efforts, we could lose revenues or clients and our margins would therefore decline, which could seriously harm our operating results.

Effect of existing or probable government regulations

Our management is not aware of any existing or probable government regulations that would have a material effect on our business.

We are a personal services company and not a healthcare concern.  The healthcare industry is subject to extensive and complex federal and state laws and regulations relating to professional licensure, conduct of operations, payment for services and payment for referrals.  We do not intend to provide medical services and therefore believe our business is not directly impacted by or subject to the laws and regulations that generally govern the healthcare industry.

Number of total employees and number of full time employees

We are currently in the development stage.  During the development stage, we plan to rely exclusively on the services of Debbie and Darrin Barnum, our officers and directors, to set up our business operations.  Mr. Darrin Barnum currently works for us on a part-time basis and expects to devote approximately 20 hours per week to our business.  Mrs. Debbie Barnum is currently dedicated to our efforts on a full-time basis.  There are no other full- or part-time employees.  There are no other full- or part-time employees.

We plan to hire individuals to assist us in providing our personal services to potential customers.  These persons will be paid on a per job basis and will be considered independent contractors.  We do not intend to enter into any employment agreements with any of these professionals.  Thus, these persons are not intended to be employees of our company.

Reports to Security Holders

1.

After this offering, we will furnish our shareholders with audited annual financial reports certified by our independent accountants.

2.

After this offering, we will file periodic and current reports, which are required in accordance with Section 15(d) of the Securities Act of 1933, with the Securities and Exchange Commission to maintain the fully reporting status.

3.

The public may read and copy any materials DBL Senior Care, Inc. files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20002.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Our SEC filings will be available on the SEC Internet site, located at http://www.sec.gov.

Management's Discussion and Plan of Operation

This section must be read in conjunction with the Audited Financial Statements included in this Prospectus.

Management's Discussion and Plan of Operation

DBL Senior Care, Inc. was incorporated in Nevada on January 17, 2007.  We are a startup and have not yet realized any revenues.  Our efforts have focused primarily on the development and implementation of our business plan.  No development related expenses have been or will be paid to our affiliates.

During the period from our inception to September 30, 2007, we did not generate any revenues, and incurred a net loss of $5,004, attributable to $5,045 in general and administrative expenses related to the cost of developmental activities and other income of $41 related to the reversal of bank fees.

No development related expenses have been or will be paid to our affiliates.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors' report to the financial statements included in this registration statement.  If our business fails, our investors may face a complete loss of their investment.

At the time of incorporation, we had limited to no operations and no funds with which to finance our operations.  As a result, since our incorporation, we have raised capital through private sales of our common equity, as follows:

1.

On January 17, 2007, we sold 5,000,000 shares of our common stock to our two founders, both of whom serve as our officers and directors.  At the time of the issuance, the full subscription price was not received, and thus the transaction was classified as a subscriptions receivable for $5,000.  As of February 2, 2007, the entire subscription amount of $5,000 was collected.

2.

In July 2007, an officer and director donated $200 in cash, which amount is not expected to be repaid.

3.

On August 6, 2007, we completed a private placement of our common stock, pursuant to Regulation D, Rule 505, whereby we sold 630,000 shares of our common stock for total cash proceeds of $31,500.  Prior to, and up to the time of this offering, our operations were minimal and limited to forming our corporate identity, obtaining seed capital through sales of our equity, establishing our corporate hierarchy and began pursuit of our primary business plan.

As of September 30, 2007, we had $31,696 of cash on hand, which we believe is sufficient to continue our operations for the next at least 12 months.  Our management believes these funds are sufficient to implement our planned strategies and establish a base of operations over the next 12 months.  However, if our expenses are greater than anticipated and we do not generate sufficient cash flow to support our operations over the next nine to 12 months, we may need to raise further capital by issuing capital stock or debt securities in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for us to continue as a going concern.

As of the date of this registration statement we are a development stage company with no revenues and a limited operational history.  Our business goal is to provide services to elderly or infirm individuals who desire personal, non-medical, assistance.  Our management believes the most critical operational objective in order for us to become a going concern is to develop and implement a marketing strategy.  Within the next three months, our management plans to develop and implement a promotional strategy to generate awareness of our brand and proposed services.  Our current plan is to utilize print media, such as newspapers, as well as posting fliers on help boards around the Southern Nevada and Southern Utah regions.  Our management estimates our budget for these advertising methods is approximately $7,500.  In addition, we intend to stimulate a grass-roots marketing campaign by attending community, church and local gatherings.  We intend to continuously assess new marketing strategies; thus, we cannot predict whether the actual marketing and advertising efforts we implement will remain in its current form or not.  To date, we have not developed or implemented any marketing strategy.

Our officers and directors recognize that we are required to continuously file reports with the SEC and any exchange we may be listed on, and understand the resultant increased costs of being a public reporting company.  As a result, we expect to incur approximately $10,000 in accounting fees and about $5,000 in legal and professional expenses related to being a public reporting company over the next 12 months.  Although our officers and directors have no specific experience managing a public company, we believe these funds will be sufficient to maintain our status as a reporting company with the SEC.

We cannot predict the stability of current or projected overhead or that we will generate sufficient revenues to maintain our operations without the need for additional capital.  If we do not generate sufficient cash flow to support our operations over the next 12 months, or if our overhead increases substantially, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for us to continue as a going concern.

As of the date of the registration statement, we have no plans to perform any product research and development in the near term.  There are no expected purchases of plant or significant equipment.  Also, there are no plans to hire additional personnel in the near term.

We currently do not have any material contracts and or affiliations with third parties.

Our management does not anticipate the need to hire additional full- or part- time employees over the next 12 months, as the services provided by our current officers and directors appear sufficient at this time.

Our management does not expect to incur research and development costs.

We currently do not own any significant plant or equipment that we would seek to sell in the near future.

We have not paid for expenses on behalf of our directors.  Additionally, we believe that this fact shall not materially change.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Description of Property

DBL Senior Care, Inc. uses office space at 925 Gardenia Circle, St. George, UT 84790.  Mr. and Mrs. Barnum, our directors, executive officers and shareholders, are providing the office space at no charge to us.  We believe that this arrangement is suitable given that our current operations are primarily administrative.  We also believe that we will not need to lease additional administrative offices for at least the next 12 months.  There are currently no proposed programs for the renovation, improvement or development of the facilities we currently use.

Our management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income.  We do not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

Certain Relationships and Related Transactions

On January 17, 2007, we issued 5,000,000 shares of its par value common stock as founders' shares to Debbie Barnum and Darrin Barnum, both of whom are officers and directors, in exchange for a subscription receivable in the amount of $5,000.  The subscription receivable was satisfied on February 2, 2007, with a cash payment of $5,000.

On July 30, 2007, an officer and director donated cash in the amount of $200.  The entire amount was donated, is not expected to be repaid and is considered to be additional paid-in capital.

DBL uses office space and services provided without charge by Mr. Darrin Barnum and Mrs. Debbie Barnum, our directors and shareholders.

Market for Common Equity and Related Stockholder Matters

Market Information

As of the date of this Prospectus, there is no public market in our common stock.

As of the date of this Prospectus,

1.

There are no outstanding options of warrants to purchase, or other instruments convertible into, common equity of DBL Senior Care, Inc.;

2.

There are currently 5,000,000 shares of our common stock held by Debbie Barnum and Darrin Barnum, our officers, directors and employees, that are ineligible to be sold pursuant to Rule 144 under the Securities Act, none of which we have agreed to register for sale;

3.

In the future, all 5,000,000 shares of common stock not registered under this Prospectus will be eligible for sale pursuant to Rule 144 under the Securities Act;

4.

Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

Holders

As of the date of this Prospectus, DBL Senior Care, Inc. has 5,630,000 shares of $0.001 par value common stock issued and outstanding held by twenty shareholders of record.  DBL's Transfer Agent is Pacific Stock Transfer, 500 E. Warm Springs Road, Suite 240 Las Vegas, Nevada  89123, phone (702) 361-3033.

Dividends

DBL Senior Care, Inc. has never declared or paid any cash dividends on its common stock.  For the foreseeable future, DBL intends to retain any earnings to finance the development and expansion of its business, and it does not anticipate paying any cash dividends on its common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including our financial condition and results of operations, capital requirements, contractual restrictions, business prospects and other factors that the board of directors considers relevant.

Executive Compensation

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compen- sation ($)

Debbie Barnum	2007	0	0	0	0	0	0	0
President

Darrin Barnum	2007	0	0	0	0	0	0	0
Secretary

Directors' Compensation

Our directors are not entitled to receive compensation for services rendered to us, or for each meeting attended except for reimbursement of out-of-pocket expenses.  We have no formal or informal arrangements or agreements to compensate our directors for services they provide as directors of our company.

Employment Contracts And Officers' Compensation

Since our incorporation, we have not paid any compensation to our officers, directors and employees.  We do not have employment agreements.  Any future compensation to be paid will be determined by our Board of Directors, and an employment agreement will be executed.  We do not currently have plans to pay any compensation until such time as we are cash flow positive.

Stock Option Plan And Other Long-Term Incentive Plan

We currently do not have existing or proposed option/SAR grants.

Financial Statements

DBL Senior Care, Inc.

(A Development Stage Company)

Audited Financial Statements

MOORE & ASSOCIATES, CHARTERED

     ACCOUNTANTS AND ADVISORS

             PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

DBL Senior Care, Inc.

We have audited the accompanying balance sheet of DBL Senior Care, Inc. as of September 30, 2007, and the related statements of operations, stockholders' equity and cash flows from inception January 17, 2007 through September 30, 2007. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DBL Senior Care Inc. as of September 30, 2007 and the results of its operations and its cash flows from inception January 17, 2007, through September 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company's net losses of $5,004 as of September 30, 2007 and has had no sales which raises substantial doubt about its ability to continue as a going concern.  Management's plans concerning these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

November 15, 2007

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

F1

DBL Senior Care, Inc.

(a Development Stage Company)

Balance Sheet

September 30,
2007

Assets

Current assets:
Cash	$31,696
Total current assets	31,696

$31,696

Liabilities and Stockholders' Equity

Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares
authorized, no shares issued and outstanding	-
Common stock, $0.001 par value, 70,000,000 shares
authorized, 5,630,000 shares issued and	5,630
Additional paid-in capital	31,070
(Deficit) accumulated during development stage	(5,004)
31,696

$31,696

The accompanying notes are an integral part of these financial statements.

F2

DBL Senior Care, Inc.

(a Development Stage Company)

Statements of Operations

January 17, 2007
(Inception) to
September 30, 2007

Revenue	$-

Expenses:
General and administrative expenses	5,045
Total expenses	5,045

Other income:
Other income	41
Total other income	41

(Loss) before provision for taxes	(5,004)

Provision for income taxes	-

Net (loss)	$(5,004)

Weighted average number of
common shares outstanding - basic and fully diluted	5,150,703

Net (loss) per share-basic and fully diluted	$(0.00)

The accompanying notes are an integral part of these financial statements.

F3

DBL Senior Care, Inc.

(a Development Stage Company)

Statement of Stockholders' Equity

						(Deficit)
						Accumulated
	Common Stock		Additional	Common		During	Total
			Paid-in	Stock	Subscriptions	Development	Stockholders'
	Shares	Amount	Capital	Subscribed	Receivable	Stage	Equity

January 2007
Subscriptions receivable	5,000,000	$-	$-	$5,000	$(5,000)	$-	$-

February 2007
Founders shares
issued for cash	-	5,000	-	(5,000)	5,000	-	5,000

July 2007
Donated capital	-	-	200	-	-	-	200

August 2007
Private placement	630,000	630	30,870	-	-	-	31,500

Net (loss)
For the period January 17, 2007
(inception) to September 30, 2007	-	-	-	-	-	(5,004)	(5,004)

Balance, September 30, 2007	5,000,000	$5,630	$31,070	$-	$-	$(5,004)	$31,696

The accompanying notes are an integral part of these financial statements.

F4

DBL Senior Care, Inc.

(a Development Stage Company)

Statements of Cash Flows

January 17, 2007
(Inception) to
September 30, 2007
Cash flows from operating activities
Net (loss)	$(5,004)
Net cash (used) by operating activities	(5,004)

Cash flows from financing activities
Donated capital	200
Issuances of common stock	36,500
Net cash provided by financing activities	36,700

Net increase (decrease) in cash	31,696
Cash - beginning	-
Cash - ending	$31,696

Supplemental disclosures:
Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these financial statements.

F5

DBL Senior Care, Inc.

(a Development Stage Company)

Notes

Note 1 - History and organization of the company

The Company was organized January 17, 2007 (Date of Inception) under the laws of the State of Nevada, as DBL Senior Care, Inc.  The Company has had no operations and is considered a development stage company.  The business of the Company is to provide personal care services to elderly, handicapped or other home-bound individuals suffering infirmity.  The Company has no operations and in accordance with SFAS #7, the Company is considered a development stage company.  The Company is authorized to issue up to 70,000,000 shares of its $0.001 par value common stock and 5,000,000 shares of its $0.001 par value preferred stock

Note 2 - Accounting policies and procedures

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents

The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits.  For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.  There were no cash equivalents as of September 30, 2007.

Equipment

Property and equipment are recorded at historical cost.  Minor additions and renewals are expensed in the year incurred.  Major additions and renewals are capitalized and depreciated over their estimated useful lives.  When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period.  The Company uses other depreciation methods (generally accelerated) for tax purposes where appropriate.

Revenue recognition

The Company's revenue recognition policies are in compliance with Staff Accounting Bulletin (SAB) 104. Revenue is recognized when a formal arrangement exists, the price is fixed or determinable, all obligations have been performed pursuant to the terms of the formal arrangement and collectibility is reasonably assured.  The Company recognizes revenues on sales of its services, based on the terms of the customer agreement.  The customer agreement takes the form of either a contract or a customer purchase order and each provides information with respect to the service being sold and the sales price.  If the customer agreement does not have specific delivery or customer acceptance terms, revenue is recognized at the time the service is provided to the customer.

Management periodically evaluates the need for establishing a reserve for service warranty liability. As of September 30, 2007, management has concluded that neither a reserve for warranty liability is required.

Advertising costs

The Company expenses all costs of advertising as incurred.  There were no advertising costs included in selling, general and administrative expenses for the years ended September 30, 2007.

Impairment of long-lived assets

Long-lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired.  No such impairments have been identified by management at September 30, 2007.

F6

DBL Senior Care, Inc.

(a Development Stage Company)

Notes

Note 2 - Accounting policies and procedures (continued)

Loss per share

Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share".  Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period.  Diluted EPS is computed by adding to the weighted average shares the dilutive effect if stock warrants were exercised into common stock.  For the period ended September 30, 2007, the denominator in the diluted EPS computation is the same as the denominator for basic EPS due to the anti-dilutive effect of the warrants on the Company's net loss.

Reporting on the costs of start-up activities

Statement of Position 98-5 (SOP 98-5), "Reporting on the Costs of Start-Up Activities," which provides guidance on the financial reporting of start-up costs and organizational costs, requires most costs of start-up activities and organizational costs to be expensed as incurred.  SOP 98-5 is effective for fiscal years beginning after December 15, 1998.  With the adoption of SOP 98-5, there has been little or no effect on the Company's financial statements.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of September 30, 2007.  The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values.  Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Income Taxes

The Company follows Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes" ("SFAS No. 109") for recording the provision for income taxes.  Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.  Deferred income tax expenses or benefits are based on the changes in the asset or liability each period.  If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized.  Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.  Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

General and administrative expenses

The significant components of general and administrative expenses consists of meals and entertainment expenses, legal and professional fees, outside services, office supplies, postage, and travel expenses.

Segment reporting

The Company follows Statement of Financial Accounting Standards No. 130, "Disclosures About Segments of an Enterprise and Related Information". The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

F7

DBL Senior Care, Inc.

(a Development Stage Company)

Notes

Note 2 - Accounting policies and procedures (continued)

Dividends

The Company has not yet adopted any policy regarding payment of dividends.  No dividends have been paid or declared since inception.

Stock based compensation

In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the first interim or annual reporting period beginning after December 15, 2005. The Company has adopted this standard will and expects to have a material impact on its financial statements assuming employee stock options or awards are granted in the future.

Year end

The Company has adopted December 31 as its fiscal year end.

Note 3 - Going concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has incurred a net loss of ($5,004) for the period from January 17, 2007 (inception) to September 30, 2007, and had no sales.  The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities.

The Company recently completed an offering of its equity securities to obtain operating capital.  In the event additional capital is required, the President of the Company has agreed to provide funds as a loan over the next twelve-month period, as may be required.  However, the Company is dependent upon its ability, and will continue to attempt, to secure equity and/or debt financing.  There are no assurances that the Company will be successful and without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

These conditions raise substantial doubt about the Company's ability to continue as a going concern.  These financial statements do not include any adjustments that might arise from this uncertainty.

F8

DBL Senior Care, Inc.

(a Development Stage Company)

Notes

Note 4 - Income taxes

For the period ended September 30, 2007, the Company incurred net operating losses and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At September 30, 2007, the Company had approximately $5,004 of federal and state net operating losses. The net operating loss carryforwards, if not utilized, will begin to expire in 2027.

The components of the Company's deferred tax asset are as follows:

September 30, 2007
Deferred tax assets:
Net operating loss carryforwards	5,004
Total deferred tax assets	5,004

Net deferred tax assets before valuation allowance	5,004
Less: Valuation allowance	(5,004)
Net deferred tax assets	$ -0-

For financial reporting purposes, the Company has incurred a loss in each period since its inception. Based on the available objective evidence, including the Company's history of losses, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at September 30, 2007.

Note 5 - Stockholders' equity

The Company is authorized to issue up to 70,000,000 shares of common stock, each have a par value of $0.001, and up to 5,000,000 shares of preferred stock, each with a par value of $0.001.

On January 17, 2007, the Company issued 5,000,000 shares of its par value common stock as founders' shares to two officers and directors in exchange for a subscription receivable in the amount of $5,000.  The subscription receivable was satisfied on February 2, 2007, with a cash payment of $5,000.

On July 30, 2007, an officer and director of the Company donated cash in the amount of $200.  The entire amount was donated, is not expected to be repaid and is considered to be additional paid-in capital.

On August 6, 2007, the Company issued an aggregate of 630,000 shares of its $0.001 par value common stock for total cash of $31,500 in a private placement pursuant to Regulation D, Rule 505, of the Securities Act of 1933, as amended.

As of September 30, 2007, there have been no other issuances of common stock.

F9

DBL Senior Care, Inc.

(a Development Stage Company)

Notes

Note 6 - Related party transactions

On January 17, 2007, the Company issued 5,000,000 shares of its par value common stock as founders' shares to two officers and directors in exchange for a subscription receivable in the amount of $5,000.  The subscription receivable was satisfied on February 2, 2007, with a cash payment of $5,000.

On July 30, 2007, an officer and director of the Company donated cash in the amount of $200.  The entire amount was donated, is not expected to be repaid and is considered to be additional paid-in capital.

The Company does not lease or rent any property.  Office services are provided without charge by an officer and director of the Company.  Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.  The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests.  The Company has not formulated a policy for the resolution of such conflicts.

F10

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Dealer Prospectus Delivery Obligation

Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

DBL Senior Care, Inc.'s Articles of Incorporation and its Bylaws provide for the indemnification of a present or former director or officer.  DBL indemnifies any of its directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit.  Such indemnification shall include, expenses, including attorney's fees actually or reasonably incurred by him.  Nevada law also provides for discretionary indemnification for each person who serves as or at DBL's request as one of its officers or directors.  DBL may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of DBL's directors or officers.  Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, DBL's best interests.  In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, the Corporation shall indemnify its directors, officers and employees as follows: Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.  The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the common stock being registered.  DBL has agreed to pay all costs and expenses relating to the registration of its common stock.  All amounts are estimated.

EDGAR Conversion Fees	$2,000
Transfer Agent, Printing and Engraving Costs	500
SEC Registration Fee	10
Accounting and Legal Fees	2,500
Total	$5,010

Recent Sales of Unregistered Securities

In January 2007, we issued 5,000,000 shares of our common stock at a price of $0.001 per share to two shareholders, Debbie Barnum and Darrin Barnum, both of whom are our founding shareholders and officers and directors.  This sale of stock did not involve any public offering, general advertising or solicitation.  The shares were issued in exchange for cash in the amount of $5,000.  At the time of the issuances, both Mr. and Mrs. Barnum had fair access to and were in possession of all available material information about our company, as they are both officers and directors of DBL.  The shares bear a restrictive transfer legend.  On the basis of these facts, we claim that the issuance of stock to our founding shareholders qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

In August 2007, we sold 630,000 shares of our common stock to eighteen unrelated shareholders.  The shares were issued at a price of $0.05 per share for total cash in the amount of $31,500.  The shares bear a restrictive transfer legend.  This August 2007 transaction (a) involved no general solicitation, (b) involved less than thirty-five non-accredited purchasers and (c) relied on a detailed disclosure document to communicate to the investors all material facts about DBL Senior Care, Inc., including an audited balance sheet and reviewed statements of income, changes in stockholders' equity and cash flows.  Each purchaser was given the opportunity to ask questions of us.  Thus, we believe that the offering was exempt from registration under Regulation D, Rule 505 of the Securities Act of 1933, as amended.

Exhibits

Exhibit Number	Name and/or Identification of Exhibit

3.	Articles of Incorporation & By-Laws
(a) Articles of Incorporation of DBL Senior Care, Inc.
(b) Bylaws of DBL Senior Care, Inc.

5.	Opinion on Legality
Attorney Opinion Letter.

23.	Consent of Experts and Counsel
a) Consent of Counsel, incorporated by reference to Exhibit 5 of this filing.
b) Consent of Independent Auditor.

Undertakings

In this Registration Statement, Merchandise Creations, Inc. is including undertakings required pursuant to Rule 415 of the Securities Act.

Under Rule 415 of the Securities Act, MCI is registering securities for an offering to be made on a continuous or delayed basis in the future.  The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, MCI includes the following undertakings in this Registration Statement:

A. The undersigned Registrant hereby undertakes:

(1)

To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(1)

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the  Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of St. George, State of Utah on January 9, 2008.

DBL Senior Care, Inc.
(Registrant)

By: /s/ Debbie Barnum, President & CEO

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Debbie Barnum	President, CEO and Director	January 9, 2008
Debbie Barnum

/s/ Debbie Barnum	Chief Financial Officer	January 9, 2008
Debbie Barnum

/s/ Debbie Barnum	Principal Accounting Officer	January 9, 2008
Debbie Barnum